UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2013

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on February 28, 2013, the Board of Directors (the “Board“) of Orrstown Financial Services, Inc. (the “Company”) adopted amendments to Article III of the Company’s By-laws to remove entirely Sections 3-12 and 3-14.  Section 3-12 required each member of the Board, except existing directors as of November 19, 2012, to maintain a permanent primary residence within 50 miles of the Company’s administrative office in Shippensburg, Pennsylvania.  Section 3-14 provided that no director of the Company could serve as a management official of another depository institution or depository holding company until the end of his or her term as a director of the Company.

In connection with these amendments, the remaining sections of Article III of the By-laws have been renumbered accordingly.  A copy of the Company’s Amended and Restated By-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                  Description

 3.1                                Amended and Restated By-laws, dated February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: March 1, 2013	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)